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                                                          EXHIBIT 12-2

             PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
      COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
              AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                              SEC METHOD
                                ($000)

                                                            12 MONTHS
                                                               ENDED
                                                             12/31/93
                                                         ------------
NET INCOME                                                   $590,648

ADD BACK:

- - INCOME TAXES:
     OPERATING INCOME                                         354,391
     NON-OPERATING INCOME                                      11,808
                                                         ------------
     NET TAXES                                                366,199

- - FIXED CHARGES:
     TOTAL INTEREST                                           436,790
     ANNUAL RENTALS                                             8,361
                                                         ------------
     TOTAL FIXED CHARGES                                      445,151

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                              49,058
     ADJUSTMENT TO PREFERRED DIVIDENDS*                        30,416
                                                         ------------
                                                               79,474

FIXED CHARGES AND PREFERRED DIVIDENDS                        $524,625
                                                         ============
EARNINGS BEFORE INCOME TAXES AND FIXED CHARGE              $1,401,998

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
     EARNINGS REQUIRED FOR PREFERRED DIVIDEND                    2.67
                                                         ============








* ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
  TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS

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